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                         CONSENT OF INDEPENDENT AUDITOR


We consent to references to our Firm under the heading "Financial Highlights" in the Prospectus, which constitutes part of the Vintage Mutual Funds, Inc., Registration Statement.

KPMG Peat Marwick, LLP

Des Moines, Iowa
May 26, 1999